Exhibit 10.41
BAKER HUGHES INCORPORATED
STOCK OPTION AGREEMENT
Grantee
Date of Grant:

Total Number of Shares Granted:
Exercise Price per Share:
Expiration Date:

Terms of Award; Vesting Schedule:	3 years, with vesting in installments of 33 1/3% on
the anniversary date of the Date of Grant in each of
the years ___, ___and ___.
GRANT OF OPTION
The Board of Directors of Baker Hughes Incorporated, a Delaware corporation (the “Company”), pursuant to the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan (the “Plan”), hereby grants to you, the above-named Grantee, effective as of the Date of Grant set forth above, nonqualified stock option to purchase the total number of shares set forth above of the Company’s $1 par value per share common stock at the exercise price set forth above for each share subject to this option, subject to adjustment as provided in the Plan. The option is exercisable in installments in accordance with the Vesting Schedule set forth above with the exercise price payable at the time of exercise. To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the option terminates. This option may not be exercised after the Expiration Date.
By your acceptance of the option, you agree that the option is granted under, governed by and subject to the terms of the Plan, this Stock Option Agreement and the Terms and Conditions of Option Agreements dated ___, 2006.

BAKER HUGHES INCORPORATED

Chad C. Deaton — Chairman & CEO

BAKER HUGHES INCORPORATED
TERMS AND CONDITIONS
OF
OPTION AGREEMENTS
_______________, 2006
     These Terms and Conditions are applicable to an option granted to a member of the Board of Directors of the Company (the “Board”), who is not an employee of the Company, pursuant to the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan (the “Plan”), and are incorporated as part of the Stock Option Agreement setting forth the terms of such option (the “Agreement”).
1.	TERMINATION OF SERVICE. The following provisions will apply in the event Grantee’s service on the Board terminates before the Expiration Date set forth in the Agreement:
1.1 Termination Generally. If Grantee’s service on the Board terminates before the Expiration Date for any reason other than the reason described in Section 1.2 below, then (a) Grantee’s rights under the option that have not then vested shall vest on the effective date of the termination of Grantee’s service on the Board (the “Termination Date”) and (b) all of Grantee’s rights in the option shall terminate and become null and void on the earlier of the Expiration Date or five (5) years after the Termination Date.
1.2 Removal from the Board. If Grantee is removed from the Board and in the fiscal year of the Company preceding the year in which Grantee is removed from the Board Grantee failed to attend at least 66 percent of the meetings of the Board and any committees of the Board on which Grantee then served as a director, then all of Grantee’s rights in the option shall terminate and become null and void on the earlier of the Expiration Date or the date Grantee is removed from the Board.
2.	CHANGE IN CONTROL. Notwithstanding any other provision of the Agreement or these Terms and Conditions to the contrary, if a Change in Control of the Company occurs before the Expiration Date and before Grantee’s service on the Board terminates then Grantee’s rights under the option that have not then vested shall vest on the effective date of the Change in Control of the Company.

3.	CASHLESS EXERCISE. Cashless exercise, in accordance with the terms of the Plan, shall be available to Grantee for the shares subject to the option.

4.	NONTRANSFERABILITY. Except as specified in these Terms and Conditions, the option and the Agreement are not transferable or assignable by Grantee other than by will or the laws of descent and distribution, and shall be exercisable during Grantee’s lifetime only by Grantee.

5.	CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The existence of the option shall not affect in any way the right or power of the Company or any company the stock of which is issued pursuant to the Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6.	NO RIGHTS AS A STOCKHOLDER. Grantee shall not have any rights as a stockholder of the Company with respect to any shares covered by the option until the date of the issuance of the stock certificate or certificates to Grantee for such shares following exercise of the option pursuant to the Agreement and the Terms and Conditions and payment for the shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate or certificates are issued.

7.	SECURITIES ACT LEGEND. Grantee consents to the placing on any certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with such Act and all applicable rules thereunder.

8.	LIMIT OF LIABILITY. Under no circumstances will the Company be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s role as Plan sponsor.

9.	MISCELLANEOUS. The Agreement and the option are awarded pursuant to and is subject to all of the provisions of the Plan, which are incorporated by reference herein, including all amendments to the Plan, if any. In the event of a conflict between these Terms and Conditions and the Plan provisions, the Plan provisions will control. Capitalized terms that are not defined herein shall have the meanings ascribed to such terms in the Plan or the Agreement.